As filed with the Securities and Exchange Commission on September 20, 1995

                                                Registration No. 33-
                                                                    ------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                    FRANCHISE FINANCE CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             86-0736091
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          17207 North Perimeter Drive
                           Scottsdale, Arizona 85255
                                 (602) 585-4500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                Morton Fleischer
                     President and Chief Executive Officer
                    Franchise Finance Corporation of America
                          17207 North Perimeter Drive
                           Scottsdale, Arizona 85255
                                 (602) 585-4500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              With copies sent to:
                              Paul E. Belitz, Esq.
                                   Kutak Rock
                          717 17th Street, Suite 2900
                             Denver, Colorado 80202

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.
                                ---------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 Proposed                  Proposed
                                                                  maximum                  maximum
     Title of each class                Amount                   offering                 aggregate                 Amount of
      of securities to                   to be                     price                   offering               registration
        be registered                 registered               per share(1)                price(1)                    fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
    $.01 par value...........      2,000,000 Shares              $21.875                  $43,750,000               $15,087.00
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock on September 19, 1995.

               F F C A

Dear Shareholder:

         Franchise Finance Corporation of America ("FFCA" or the "Company") is pleased to offer you the opportunity to participate in its Dividend Reinvestment Plan (the "Plan"). ALL SHAREHOLDERS ARE ELIGIBLE TO PARTICIPATE IN THE PLAN. THE PLAN OFFERS YOU A SIMPLE, CONVENIENT AND ECONOMICAL WAY TO AUTOMATICALLY PURCHASE ADDITIONAL SHARES OF FFCA COMMON STOCK WITHOUT PAYMENT OF BROKERAGE COMMISSIONS, SERVICE CHARGES OR OTHER EXPENSES. THE PRICE TO BE PAID FOR COMMON STOCK PURCHASED BY THE AGENT FROM THE COMPANY WILL REFLECT A DISCOUNT OF 2% FROM THE ORIGINAL ISSUE PRICE (AS DEFINED IN THE PLAN).

         FFCA created the Plan as a convenience for our shareholders and, because your participation is completely voluntary, you may join or withdraw at any time.

         The Plan is administered by FFCA's transfer agent, Gemisys Transfer Agents, 7103 South Revere Parkway, Englewood, CO 80112. If you are a record holder of FFCA Common Stock and would like to participate in the Plan, please complete the enclosed Authorization Card and mail it to Gemisys Transfer Agents at the address given on the reverse side of the Authorization Card. If your shares in FFCA are held by a broker or nominee, please ask your broker or nominee to enroll you in the Plan.

         The enclosed Prospectus contains details of the Plan. We suggest that you read it and retain it for future reference. If you should have any questions about the features of the Plan, please call (800) 955-9072. We invite you to join this program and welcome your participation.



                                                   Morton Fleischer
                                                   President and Chief Executive
                                                   Officer

               F F C A

                    FRANCHISE FINANCE CORPORATION OF AMERICA

             -----------------------------------------------------

                           DIVIDEND REINVESTMENT PLAN

             -----------------------------------------------------

                        2,000,000 SHARES OF COMMON STOCK


         The Dividend Reinvestment Plan (the "Plan") of Franchise Finance Corporation of America ("FFCA" or the "Company") provides owners of the Company's shares of common stock, $0.01 par value per share (the "Common
Stock"), with a simple, convenient and economical method of investing in additional Common Stock without payment of any brokerage commission, service charges or other expenses. All shareholders are eligible to join the Plan, including shareholders whose Common Stock is held in the name of a nominee or broker.

         SHAREHOLDERS OF RECORD MAY BEGIN PARTICIPATING IN THE PLAN BY COMPLETING AN AUTHORIZATION CARD AND RETURNING IT TO GEMISYS TRANSFER AGENTS, OR ANY SUCCESSOR BANK OR TRUST COMPANY AS MAY FROM TIME TO TIME BE DESIGNATED BY THE COMPANY (THE "AGENT"). SHAREHOLDERS WHOSE COMMON STOCK IS HELD IN THE NAME OF A NOMINEE OR BROKER SHOULD CONTACT THAT NOMINEE OR BROKER ABOUT ENROLLING IN THE PLAN. PARTICIPATION IN THE PLAN IS STRICTLY VOLUNTARY. SHAREHOLDERS WHO DO NOT WISH TO PARTICIPATE IN THE PLAN NEED NOT TAKE ANY ACTION AND WILL CONTINUE TO RECEIVE THEIR CASH DIVIDENDS, IF, AS AND WHEN DECLARED, AS USUAL.

         Participants in the Plan may purchase additional shares of Common Stock by having the cash dividends on all, or part, of their shares of Common Stock automatically reinvested in additional shares of Common Stock.

         Under the Plan, the Agent will purchase Common Stock for the accounts of participants in the Plan from one of three sources: (i) the Company (which Common Stock will be newly issued); (ii) the open market; or (iii) in negotiated transactions with third parties. The Company will determine, in its sole discretion, from which of these sources the Agent will purchase the Common Stock.

         The price to be paid for Common Stock purchased by the Agent from the Company will reflect a discount of 2% from the average of the high and low sales prices for such shares (the "Original Issue Price") on the Applicable Reinvestment Date(s) (as defined in Question 10). The price to be paid for Common Stock purchased by the Agent on the open market, or in negotiated transactions with third parties, will be the weighted average price paid by the Agent for all shares purchased by it for participants in the Plan on the Applicable Reinvestment Date(s) (the "Market Price"). The Company will receive the proceeds of the sale of newly issued Common Stock.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September 20, 1995.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 75 Park Place, New York, New York 10007. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW,
Washington, D.C. 20549 at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus (not including exhibits to the documents that have been incorporated herein by reference unless the exhibits are themselves specifically incorporated by reference). Such written or oral request should be directed to Shareholder
Services at FFCA, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (602) 585-4500.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                  (b) Quarterly Report on Form 10-Q dated March 31, 1995;

                  (c) Quarterly Report on Form 10-Q dated June 30, 1995; and

                  (d) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed June 28, 1994.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus or in any document filed after the date of this Prospectus which is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

         Franchise Finance Corporation of America, a Delaware corporation ("FFCA" or the "Company"), is a fully integrated and self-administered real estate investment trust ("REIT") which invests in chain restaurant real estate properties primarily through sale/leaseback or participating mortgage loan financing transactions. The Company's portfolio of properties is diversified by tenant, restaurant concept and geographic location. The Company's common stock trades on the New York Stock Exchange under the symbol "FFA." The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. The Company's corporate offices are located at 17207 North Perimeter Drive, Scottsdale, Arizona 85255 and its telephone number is (602) 585-4500.

                                    THE PLAN

         The following question and answer statements constitute the full provisions of the Dividend Reinvestment Plan (the "Plan") of FFCA.

                                    PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The Plan offers shareholders of record ("Shareholders") of the Company's $.01 par value common stock ("Common Stock") and shareholders whose Common Stock is held in the name of a nominee or broker, a simple, convenient and economical method of increasing their ownership of Common Stock. Once a shareholder is enrolled in the Plan (hereinafter a "Participant"), reinvested cash dividends will be used to purchase additional shares of Common Stock on the Applicable Reinvestment Date(s) (as explained in Question 10). The dividends paid on those additional shares will also be reinvested to purchase additional shares of Common Stock in future quarters. The Common Stock ordinarily will be purchased directly from the Company; however, from time to time the Company may direct Gemisys Transfer Agents (the "Agent," see Question 3 for more detail) to purchase shares under the Plan on the open market, or in negotiated transactions with third parties. The Company will determine, in its sole discretion, from which of these sources the Agent will purchase the Common Stock. To the extent that such shares are purchased from the Company, the Plan has the added benefit of providing the Company with additional funds which will be used for investment in chain restaurant real estate properties or for other general corporate purposes.

                           ADVANTAGES TO PARTICIPANTS

2.a.     WHAT ARE THE ADVANTAGES OF THE PLAN?

                  o Participants have a simple, convenient, and economical method of increasing their ownership of FFCA's Common Stock through automatic dividend reinvestment.

                  o Participants' accounts will be credited with both full and fractional shares, carried out to four decimal places.

                  o The Company will pay brokerage commission, if any, service charges and other expenses for purchases of FFCA's Common Stock through the Plan.

                  o The dividends paid on the full and fractional shares that have accumulated in Shareholders' accounts are automatically reinvested in additional whole or fractional shares of FFCA's Common Stock.

                  o Record maintenance is simplified for Shareholders through an account statement mailed to them by
                           Gemisys Transfer Agents (hereinafter the "Agent") following each purchase for their account. Shareholders whose common stock is held in the name of a nominee or broker will continue to receive statements from such broker or nominee.

                  o The Agent will hold shares of Common Stock in book-entry form, which will simplify recordkeeping for Shareholders.

2.b.     WHAT ARE THE POSSIBLE DISADVANTAGES OF THE PLAN?

                  o Since investment prices are determined as of specified dates (See Question 10), a Participant loses any advantage which might otherwise be available from being able to select more precisely the timing of the Participant's investment.

         The price of shares of Common Stock purchased under the Plan from the Company will reflect a 2% discount from the average of the high and low sales prices for such shares on the New York Stock Exchange carried to four decimal places (the "Original Issue Price") on the Applicable Reinvestment Date(s) (as defined in Question 10). For open market purchases, or negotiated transactions with third parties, the purchase price will be the weighted average price, carried to four decimal places, paid by the Agent for all shares purchased by it for Participants in the Plan with the proceeds of cash dividends (the "Market Price"). The Company will pay brokerage commissions, if any, service charges or other expenses in connection with purchases under the Plan.

                                 ADMINISTRATION

3.       WHO WILL ADMINISTER THE PLAN?

         Gemisys Transfer Agents will administer the Plan and serve as agent for the Shareholders (the "Agent"), performing such functions as keeping a continuing record of Shareholders' accounts, purchasing all shares for the Shareholders, advising them of purchases and performing other duties related to the Plan. The Common Stock purchased for the accounts of the Shareholders will be held by the Agent as custodian for Shareholders in the Plan. If the Agent ceases to serve as agent and custodian, its successor will be designated by the Company.

         All Shareholder communications regarding the Plan should be with the Agent at:

                  Gemisys Transfer Agents
                  7103 South Revere Parkway
                  Englewood, CO  80112
                  Telephone:  (800) 955-9072

                                 PARTICIPATION

4.       WHO IS ELIGIBLE TO PARTICIPATE?

         All shareholders of Common Stock are eligible to participate in the Plan. An owner of Common Stock whose shares are registered in a name other than his or her own (for example, in the name of a broker, bank nominee or trustee) must either arrange for the holder of record to join the Plan, or have the shares they wish to enroll in the Plan transferred to their own names with the Agent.

5.       HOW DO SHAREHOLDERS PARTICIPATE?

         An eligible Shareholder may join the Plan at any time by completing an Authorization Card and returning it to the Agent. Authorization Cards have been furnished with this Prospectus to all Shareholders whose addresses were known by the Agent. Additional Authorization Cards may be obtained at any time by written request to the Agent or by telephoning the Agent, as shown in the response to Question 3 above.

         If shares are registered in the name of a nominee or broker, the beneficial owner(s) must have the nominee or broker enroll them in the Plan.

         Once enrolled in the Plan, Participants will continue to be enrolled without further action on their part. Shareholders may change their investment options at any time by completing, signing and returning to the Agent a new Authorization Card. If shares are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered owners must sign the Authorization Card exactly as their names appear on the account registration.

6.       WHEN MAY A SHAREHOLDER JOIN THE PLAN?

         A shareholder may join the Plan at any time.

         If the Agent receives a properly completed Authorization Card from a Shareholder for dividend reinvestment on or before the record date for the payment of the next quarterly cash dividend, then the dividend will be used to purchase additional shares of Common Stock on the next Applicable Reinvestment Date(s). If such Authorization Card is received after the record date for the next quarterly cash dividend, dividend reinvestment will start with the payment of the next following quarterly cash dividend. Dividends are currently paid on or about the 20th of February, May, August and November. The record dates are currently on or about the 10th of February, May, August, and November.

7.       WHAT DOES THE AUTHORIZATION CARD SAY ABOUT DIVIDENDS?

         The Authorization Card allows each Shareholder to decide the extent to which he or she wishes to participate in the Plan through the following investment options:

                  (a) Full Dividend Reinvestment directs the Agent to invest in accordance with the Plan all of the Shareholder's cash dividends on all shares of Common Stock in the Shareholder's name at the time the Authorization Card is received by the Agent. Common Stock purchased by the Shareholder (other than the Common Stock purchased for the Shareholder's Plan account by the Plan) after the Authorization Card is received by the Agent will not be included in the Plan unless the Shareholder signs a new Authorization Card as provided in Question 8 below; or

                  (b) Partial Dividend Reinvestment directs the Agent to invest in accordance with the Plan the cash dividends on only that number of shares of Common Stock registered in the Shareholder's name which are designated in the appropriate space on the Authorization Card.

         You may select either of the reinvestment options. If you elect to reinvest dividends on only a part of your record shares, you should indicate the number of shares to be included in the Plan in the blank on the Authorization Card. Unless otherwise indicated on the Authorization Card, dividends on all shares of Common Stock registered in your name at the time the Authorization Card is received by the Agent, will be reinvested. In all cases, cash dividends on all of the Common Stock held in your Plan account and any Common Stock purchased by the Plan and credited to your Plan account will be automatically reinvested in accordance with the Plan.

8.       HOW MAY PARTICIPANTS CHANGE THEIR INVESTMENT OPTIONS?

         A Shareholder may change his or her investment option at any time by signing a new Authorization Card and returning it to the Agent. A change in investment option will be effective on the next Applicable Reinvestment Date if the Authorization Card is received by the Agent on or before the related dividend record date. If the Authorization Card is received by the Agent after the related dividend record date, the change will be effective on the Applicable Reinvestment Date(s) for the following quarter.

         Participants whose Common Stock is held in the name of a nominee or broker should consult with that nominee or broker regarding any changes.

                                   PURCHASES

9.       HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

         The number of shares purchased will depend on the amount of a Participant's reinvested cash dividend and the purchase price of the shares. Each Participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount reinvested divided by the purchase price.

10.      WHAT IS THE PRICE OF THE SHARES PURCHASED UNDER THE PLAN?

         When the Agent purchases shares of Common Stock from the Company, the price per share of Common Stock purchased by the Participants on the Applicable Reinvestment Date will be the average of the high and low sales prices for the Common Stock on the New York Stock Exchange on the Applicable Reinvestment Date less a 2% discount (the "Original Issue Price"). In each case, the price will be calculated to four decimal places. The Company will pay service charges or other expenses.

         If the Company, at its option, directs the Agent to purchase part or all of the Common Stock in the open market, or in negotiated transactions with third parties, instead of from the Company, the price per share to Participants will be based on the weighted average price, carried to four decimal places, paid by the Agent for all shares purchased by it for Participants in the Plan with the proceeds of cash dividends being reinvested on the Applicable Reinvestment Date(s) (the "Market Price"). The Company will pay any brokerage commissions, service charges or other expenses.

         Purchases of shares from the Company will be made by the Agent effective as of the close of business on the applicable quarterly dividend payment date (See Question 6); purchases of Common Stock on the open market, or in negotiated transactions with third parties, will be made by the Agent on, or as soon as reasonably practicable (and in no event later than 30 days) after, the applicable quarterly dividend payment date (in summary, the "Applicable Reinvestment Date(s)"). Such purchases shall be subject to all applicable federal securities laws and regulations and stock exchange rules and regulations. All open market purchases shall be made on such terms as to price, delivery or otherwise as the Agent may reasonably determine, and may be made through a brokerage firm affiliated with the Agent. Participants' dividend and voting rights with respect to their Plan Common Stock will commence upon settlement of the Agent's purchases under the Plan.

         IT SHOULD BE RECOGNIZED THAT, SINCE INVESTMENT PRICES ARE DETERMINED AS OF SPECIFIED DATES, A PARTICIPANT LOSES ANY ADVANTAGE WHICH MIGHT OTHERWISE BE AVAILABLE FROM BEING ABLE TO SELECT MORE PRECISELY THE TIMING OF THE PARTICIPANT'S INVESTMENT.

11.      ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

         The Company will pay all administrative costs of the Plan. Shareholders will pay no brokerage commissions, service charges or other expenses under the Plan in connection with purchases under the Plan. When shares are sold by the Agent, through a member of the National Association of Securities Dealers, Inc., for a Shareholder, however, the Shareholder will be responsible for any brokerage commissions or service charges incurred on the sale of shares.

         If a Participant's shares are registered in the name of a nominee or broker, however, such nominee or broker may charge a fee for both shares purchased in the open market and original issue shares. Any such fees will be the responsibility of the Participant.

                            REPORTS TO PARTICIPANTS

12.      WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

         Each Shareholder will receive a statement of account each quarter from the Agent showing the total dividend payment, the amounts invested, the purchase price per share, the number of shares purchased, the number of shares in the Shareholder's account and other information for that quarter. These statements are a record of the cost of purchases under the Plan and should be retained for tax purposes. The statements will be mailed as soon as practicable after each quarterly dividend payment date. Shareholders will also receive written notice of any changes in the Plan.

         Beneficial owners will receive statements from their broker or nominee.

         In addition, each Participant will receive all communications sent to every holder of Common Stock, including the Company's annual and quarterly reports to shareholders, notices of meetings of shareholders, the proxy statement and proxies.

13. WILL CERTIFICATES BE ISSUED FOR THE COMMON STOCK PURCHASED FOR THE SHAREHOLDERS IN THE PLAN?

         A Shareholder who has purchased Common Stock under the Plan may obtain certificates for all or some of those shares at any time by sending a written request to that effect to the Agent. Requests for certificates shall be handled without charge to Shareholders. The written request for a Certificate should be mailed to the Agent, as shown in the response to Question 3, above. After such a delivery of certificates, a Shareholder will continue to participate in the Plan with shares represented by such certificates until such time as the shares are sold or otherwise transferred or until the Shareholder terminates participation in the Plan.

         NO CERTIFICATES WILL BE ISSUED FOR FRACTIONAL SHARES. The Company reserves the right at any time to issue certificates to Shareholders for any shares in the Plan. The Company, in its discretion, may terminate any account which contains only a fraction of a share, by paying the Shareholder the dollar value of such fractional share. (See Questions 14 - 16 for information on withdrawal from the Plan).

         Common Stock credited to a Shareholder's Plan account may not be pledged as collateral, and any such pledge shall be void. A Shareholder who wishes to pledge Common Stock must request that certificates for such Common Stock be issued in his or her name, or purchase shares in his or her name.
Pledged, certificated shares registered in the name of a Shareholder, will remain in the Plan.

                                   WITHDRAWAL

14.      HOW DOES A SHAREHOLDER WITHDRAW FROM THE PLAN?

         A Shareholder may withdraw from the Plan by sending a written request to withdraw to the Agent. When a Shareholder withdraws from the Plan, the Shareholder has two options: A Shareholder may elect (a) to receive a certificate for all of the whole shares credited to the Shareholder's Plan account and receive a cash payment for any fraction of a share, or (b) to have the Agent, through a member of the National Association of Securities Dealers, Inc., sell all of the Shareholder's Plan shares and receive a check for the proceeds less any related brokerage commissions, service charges or other expenses. In order to take advantage of economies inherent in bulk sales, sales of whole and fractional shares will be accumulated; sales transactions will, however, normally occur at least every 30 days. Cash payments for whole and fractional shares will be based on the actual sales price of the shares on the sale date(s). IT SHOULD BE RECOGNIZED THAT IF THE SHAREHOLDER ELECTS TO HAVE THE AGENT SELL HIS OR HER STOCK, THE SHAREHOLDER LOSES ANY ADVANTAGE WHICH MIGHT OTHERWISE BE AVAILABLE FROM BEING ABLE TO SELECT MORE PRECISELY THE TIMING OF THE SALE OF HIS OR HER SHARES. No check for the proceeds of such sale will be mailed prior to the settlement of funds from the brokerage firm through which shares in the Plan are sold.

15.      WHEN MAY PARTICIPANTS WITHDRAW FROM THE PLAN?

         A Shareholder may withdraw from the Plan at any time, upon written notification to the Agent.

         Participants whose Common Stock is held in the name of a broker or nominee should consult with that broker or nominee regarding withdrawal from the Plan.

         If a Shareholder's request to withdraw is received by the Agent on or before the record date for the next quarterly dividend payment date, the dividend paid on such quarterly dividend payment date will be sent to the Participant.

         If a Shareholder's request to withdraw is received by the Agent after the record date, the dividend paid on the quarterly dividend payment date will be used to purchase shares under the Plan.

         After the quarterly dividend payment date, the Shareholder will receive, depending upon his or her election in the request to withdraw, a certificate for the whole shares in his or her Plan account and a check for any fractional share, or a check for the proceeds of all of his or her shares, whole or fractional, credited to his or her Plan account less any related brokerage commissions, service charges or other expenses. All subsequent dividends will be sent to the Shareholder unless he or she re-enrolls in the Plan.

         Death of a Shareholder will not constitute termination of participation in or withdrawal from the Plan. To terminate participation and withdraw from the Plan on behalf of the estate of a deceased Shareholder, the Agent must receive written notice of the death, accompanied by payment instructions and evidence satisfactory to the Agent of the authority of the person communicating with the Agent to act on behalf of such estate.

16.      WHEN MAY FORMER PARTICIPANTS RE-ENROLL IN THE PLAN?

         Generally, a former Participant may re-enroll at any time. However, the Company reserves the right to reject any Authorization Card from a previous Participant on grounds of excessive joining and termination. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

                               OTHER INFORMATION

17. WHAT HAPPENS TO THE PARTICIPANT'S PLAN ACCOUNT IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

         Any stock dividends (i.e., dividends received in the form of stock rather than cash) or split shares distributed by the Company on Common Stock held in the Plan for a Participant will be credited to the Shareholder's Plan account or to the Participant's broker or nominee account, if so held.

18.      HOW  WILL   PARTICIPANT'S   COMMON   STOCK  BE  VOTED  AT  MEETINGS  OF
SHAREHOLDERS?

         For each meeting of shareholders, Participants will receive proxies which will enable them to vote shares of Common Stock credited to their Plan accounts. The Participants may vote all of their shares of Common Stock in person or by proxy.

19.      MAY THE PLAN BE CHANGED OR DISCONTINUED?

         While the Plan is intended to continue indefinitely, the Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any such suspension, material modification or termination of the Plan will be sent to all Participants. Termination of the Plan will have the same effect and be accomplished as to each Participant in the same manner as if the Participant had completely withdrawn from participation in the Plan.

20.      WHO INTERPRETS AND REGULATES THE PLAN?

         The Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary. Neither the Company nor the Agent, in administering the Plan, will be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any act giving rise to a claim of liability arising from: (a) failure to terminate a Shareholder's account upon such Shareholder's death prior to the receipt of written notice of such death as set forth in the response to Question 15; (b) the times and prices at which shares are purchased or sold for a Participant's account; or (c) fluctuations in the market price of the Company's Common Stock.

         A PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE AGENT CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE COMMON STOCK PURCHASED UNDER THE PLAN.

                 TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

21.      WHAT ARE THE FEDERAL INCOME TAX  CONSEQUENCES OF  PARTICIPATION  IN THE
PLAN?

         Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

                  (a) A dividend on shares of Common Stock will be treated for federal income tax purposes as a dividend received by the Participant notwithstanding that it is used to purchase additional Common Stock pursuant to the Plan. The full amount of cash dividends reinvested under the Plan plus the 2% purchase discount on such reinvested dividends represent dividend income to Participants. In addition, the amount of any brokerage commissions incurred by the Company on behalf of a Participant in connection with purchases on the open market will also constitute a dividend to such Participant for federal income tax purposes. While the matter is not free from doubt, the Company intends to take the position that administrative expenses of the Plan paid by the Company are not constructive distributions to Participants. The full amount of the dividends described above (i.e., the cash dividends reinvested, plus the discount, plus any brokerage commissions) will be taxable income to the extent of the Company's current and accumulated earnings and profits, and the excess will be a return of capital which reduces the basis of the Participant's shares of stock in the Company or results in gain to the extent it exceeds such stock basis. A Form 1099-DIV will be mailed to Participants following year-end, which will show total dividend income, the amount of any return of capital distribution and the amount of any capital gain.

                  (b) Example: FFCA makes a quarterly dividend distribution which would amount to $100 if the shareholder received it in cash. The shareholder, however, is a Participant in the Plan and the Company elects to sell original issue Common Stock to dividend reinvestment Participants. The average of the high and low prices for the Common Stock on the NYSE on the Applicable Reinvestment Date is $20. The $100 dividend is reinvested for the Participant in Common Stock at $19.60 per share (98% of $20), with 5.1020 shares ($100 divided by $19.60) being credited to the Participant's account. The fair market value of these 5.1020 shares is $20 each, or $102.04. For federal income tax purposes, FFCA is deemed to have distributed to the Participant and the Participant to have received $102.04. This amount will be the tax basis for the 5.1020 shares of Common Stock. If the full amount of the distribution paid by FFCA is a distribution of the current or accumulated earnings and profits of the Company, then the Participant is deemed to have a taxable dividend of $102.04.

                  (c) Dividends paid to corporate shareholders, including amounts taxable as dividends to corporate Participants under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

                  (d) A Participant's tax basis in additional shares of Common Stock acquired under the Plan with reinvested dividends will be equal to the full amount treated as a dividend for federal income tax purposes. The Participant's holding period for shares of Common Stock acquired with reinvested dividends will commence on the day after the Applicable Reinvestment Date.

                  (e) A Participant will not realize any taxable income upon the receipt of a certificate for full shares credited to the Participant's account. A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

         In the case of Participants whose dividends are subject to withholding of federal or state income tax, dividends will be reinvested less the amount of tax required to be withheld.

         PARTICIPANTS SHOULD CONSULT THEIR PERSONAL TAX ADVISORS FOR MORE SPECIFIC INFORMATION, PARTICULARLY SINCE INTERPRETATIONS AND LAWS, REGULATIONS AND RULINGS MAY CHANGE OVER TIME.

22. WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS SUBJECT TO UNITED STATES INCOME TAX WITHHOLDING?

         In the case of foreign Shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Agent will invest in shares of Common Stock an amount equal to the dividends of such foreign Shareholders less the amount of tax required to be withheld. The quarterly statements confirming purchases made by the Agent for such foreign Shareholders will indicate the net dividend payment invested and the amount of tax withheld.

23. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN BY AN IRA, KEOGH PLAN, 401 (K) PLAN, SIMPLIFIED PENSION ACCOUNT OR ANY CORPORATE EMPLOYER-SPONSORED RETIREMENT PLAN?

         The tax consequences of participation in the Plan by retirement plans differ from those outlined above for individuals. Since the law and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, those considering such participation should consult with their own retirement plan trustees, custodians or tax advisors for specific information.

24. WHAT HAPPENS IF REINVESTMENT OF A PARTICIPANT'S DIVIDENDS WOULD CAUSE THE PARTICIPANT OR ANY OTHER PERSON TO EXCEED THE OWNERSHIP LIMIT SET FORTH IN THE COMPANY'S ARTICLES OF INCORPORATION, OR WOULD OTHERWISE VIOLATE THE COMPANY'S ARTICLES OF INCORPORATION?

         The Company's Articles of Incorporation place certain restrictions upon the ownership, directly or constructively, of the Common Shares, including the limitation of ownership of the Common Shares by any one person to 9.8% of the outstanding shares (the "Ownership Limit"), subject to certain exceptions. To the extent any reinvestment of dividends elected by a Participant would cause such Participant, or any other person to exceed the Ownership Limit or otherwise violate the Company's Articles of Incorporation, such reinvestment would be void, and such Participant will be entitled to receive dividends in cash (without interest) in lieu of such reinvestment.

                                USE OF PROCEEDS

         The proceeds from the sale of Common Shares offered pursuant to the Plan will be used for investment in chain restaurant real estate properties or for other general Company purposes. The Company has no basis for estimating either the number of Common Shares that will be sold pursuant to the Plan or the prices at which such Common Shares will be sold. The Company will not receive any proceeds from purchases of Common Shares by the Agent in the open market or in negotiated transactions with third parties.

                             ADDITIONAL INFORMATION

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                                 LEGAL MATTERS

         Certain legal matters relating to the Common Stock to be offered hereby will be passed upon for the Company by the law firm of Kutak Rock, 717 Seventeenth Street, Suite 2900, Denver, Colorado 80202.

                                    EXPERTS

         The financial statements and schedules for the fiscal year ended December 31, 1994 incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with this offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the Common Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
AVAILABLE INFORMATION .....................................................    2
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE ..................................................    2
THE COMPANY ...............................................................    3
THE PLAN ..................................................................    3
PURPOSE ...................................................................    3
ADVANTAGES TO PARTICIPANTS ................................................    3
ADMINISTRATION ............................................................    4
PARTICIPATION .............................................................    5
PURCHASES .................................................................    6
REPORTS TO PARTICIPANTS ...................................................    8
WITHDRAWAL ................................................................    8
OTHER INFORMATION .........................................................   10
TAX CONSEQUENCES OF PARTICIPATION
  IN THE PLAN .............................................................   10
USE OF PROCEEDS ...........................................................   12
ADDITIONAL INFORMATION ....................................................   13
LEGAL MATTERS .............................................................   13
EXPERTS ...................................................................   13


                                    F F C A

                         FRANCHISE FINANCE CORPORATION
                                   OF AMERICA


                        2,000,000 SHARES OF COMMON STOCK


                         offered by the Company to its
                             shareholders solely in
                              connection with its


                           DIVIDEND REINVESTMENT PLAN

                         ------------------------------

                                   PROSPECTUS

                         ------------------------------

                               September 20, 1995

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following are the estimated expenses in connection with the registration and distribution of the Common Stock (other than underwriting discounts and commissions, if any):

SEC Registration Fee..............................................   $ 15,087.00
Fees of Transfer Agent............................................      1,000.00
Accounting Fees and Expenses......................................      5,000.00
Legal Fees and Expenses...........................................     15,000.00
Printing, Postage and Handling Costs .............................     64,000.00
                                                                     -----------
Total.............................................................   $100,087.00
                                                                     ===========

         These expenses are borne by the Registrant.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article Eight of the Certificate of Incorporation of the Registrant requires the Registrant to indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, all directors and officers of the Registrant, which it has the power to indemnify, from and against any and all expenses, liabilities or other matters referred to in Section 145.

         The Registrant's Certificate of Incorporation also provides in Article Seven that directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         Article III, Section 16 of the Registrant's By-laws provides, in general, that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         The Registrant maintains liability insurance coverage for its directors and officers.

Item 16.  EXHIBITS.

         The following is a complete list of Exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

             Exhibit No.             Description
             -----------             -----------

                  4          Form of Common Stock Certificate (1)

                  5          Opinion and Consent of Kutak Rock*

                 23.1        Consent of Arthur Andersen LLP*

                 23.2 Consent of Counsel is contained in Opinion of Counsel filed as Exhibit 5.

                 24 Powers of Attorney, included at Page II-6 of the Registration Statement, are incorporated herein by reference.

                 99          Form of Authorization Card.*


-----------------
* Filed herewith.
(1) Filed with the Company's Registration Statement on Form S-4, File No. 33-65302 and incorporated herein by reference.


Item 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i) To  include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the  prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 19, 1995.

                                     FRANCHISE FINANCE CORPORATION OF AMERICA


                                     By:  /s/ Morton Fleischer
                                        ----------------------------------------
                                              Morton Fleischer, President, Chief
                                              Executive Officer and a Director

                                     By: /s/ John R. Barravecchia
                                        ----------------------------------------
                                             John R. Barravecchia, Executive
                                             Vice President,   Chief Financial
                                             Officer and Treasurer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morton Fleischer, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-3 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                        Title                          Date
     ---------                        -----                          ----


/s/ Morton Fleischer     President, Chief Executive Officer   September 19, 1995
----------------------   and a Director
Morton Fleischer


/s/ Robert W. Halliday   Chairman of the Board                September 19, 1995
----------------------
Robert W. Halliday


/s/ Willie R. Barnes     Director                             September 19, 1995
----------------------
Willie R. Barnes


/s/ William C. Foxley    Director                             September 19, 1995
----------------------
William C. Foxley


/s/ Donald C. Hannah     Director                             September 19, 1995
----------------------
Donald C. Hannah


/s/ Louis P. Neeb        Director                             September 19, 1995
----------------------
Louis P. Neeb


/s/ Kenneth B. Roath     Director                             September 19, 1995
----------------------
Kenneth B. Roath


/s/ Wendell J. Smith     Director                             September 19, 1995
----------------------
Wendell J. Smith


/s/ Casey J. Sylla       Director                             September 19, 1995
----------------------
Casey J. Sylla